UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2007

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20810 Fernbush Lane
Houston, Texas 77073
(Address of principal executive offices)

(281) 821-9091
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 1, 2007, Sterling Construction Company, Inc. (the "Company") filed a Current Report on Form 8-K reporting the following events:

•	The completion of the acquisition by the Company of Road and Highway Builders, LLC and Road and Highway Builders Inc. (Items 1.01 and 2.01)

•	The execution of an employment agreement with the chief executive officer of Road and Highway Builders, LLC. (Item 1.01)

•	The closing of a $75 million credit agreement (Item 1.01 and 2.03) and the effective termination of a prior revolving credit agreement (Item 1.02).

On November 21, 2007, the Company filed Amendment No. 1 to the Form 8-K for the purpose of filing the financial statements and the pro forma financial information required by Item 9.01 of Form 8-K as well as to file the exhibits relating to the above events that are required to be filed under Regulation S-K Item 601(b)2 and Item 601(b)10.

This Amendment No. 2 is being filed for the purpose of amending Exhibit 99.4, which was filed with Amendment No. 1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
99.4*
Amended unaudited pro forma condensed combined balance sheet as of September 30, 2007 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007 of Sterling Construction Company, Inc. and Road and Highway Builders, LLC.

______________________

*  Filed herewith

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

By:	/s/ James H. Allen, Jr.
James H. Allen, Jr.
Senior Vice President & Chief Financial Officer
Dated: December 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.4*
Amended unaudited pro forma condensed combined balance sheet as of September 30, 2007 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007 of Sterling Construction Company, Inc. and Road and Highway Builders, LLC.

_________________

*  Filed herewith